Exhibit 10.4

CONSENT, WAIVER AND RATIFICATION OF HOLDERS OF SERIES D

CONVERTIBLE PREFERRED STOCK OF BOXLIGHT CORPORATION

Effective as of September 30, 2026

This CONSENT, WAIVER AND RATIFICATION (this “Consent”) is entered into by the undersigned holders of Series D Convertible Preferred Stock of Boxlight Corporation.

RECITALS

A. Boxlight Corporation, a Nevada corporation (the “Company”), issued its Series D Convertible Preferred Stock (the “Series D Preferred”) under a Securities Purchase Agreement dated August 5, 2026 (the “Series D SPA”), a Certificate of Designation of the Series D Preferred (the “Series D Certificate”), and a Registration Rights Agreement dated August 5, 2026 (the “Series D RRA” and, together with the Series D SPA and Series D Certificate, the “Series D Documents”).

B. On September 30, 2026, the Company entered into a Securities Purchase Agreement (the “Series E SPA”) with J.J. Astor & Co. (“J.J. Astor”) and issued 106,250 shares of Series E Convertible Preferred Stock, with a Stated Value of $10.00 per share, for $850,000 (the “Series E Preferred”), together with a Certificate of Designation of the Series E Preferred (the “Series E Certificate”), Registration Rights Agreement and Transfer Agent Instruction Letter (together with the Series E SPA, collectively, the “Series E Documents”). The Series E Preferred ranks junior to the Series D Preferred.

C. The undersigned holders of Series D Preferred (the “Consenting Holders”) wish to consent to, waive, and ratify the Series E transaction.

NOW, THEREFORE, the Consenting Holders agree as follows:

1. Consent and Ratification. Effective as of September 30, 2026 (nunc pro tunc), the Consenting Holders, constituting the Series D Majority Holders (as defined in the Series D Certificate), consent under Sections 15 and 18 of the Series D Certificate to, and ratify and approve, the creation, designation and issuance of the Series E Preferred, the Series E Certificate, the issuance of Class A Common Stock upon conversion of the Series E Preferred (the “Series E Conversion Shares”), and the execution and delivery of the Series E Documents, including as a Variable Rate Transaction. In such connection, the Consenting Holders hereby consent to and acknowledge that the Series E Preferred is the only series of Company preferred stock (which includes the Series D Preferred) that entitles the holders to vote such preferred stock on an “as converted” basis.

2. Waivers. Each Consenting Holder, for itself, irrevocably waives:

(a) Section 4.10 (Subsequent Equity Sales) of the Series D SPA, solely with respect to the Series E Preferred and the Series E Documents;

(b) any most-favored-nation right under the Series D SPA entitling the holders to the right to receive voting rights that are provided for as a term of the Series E Preferred; and

(c) any breach or Event of Default arising directly and exclusively from the creation, designation and initial issuance of the Series E Preferred and the execution and delivery of the Series E Documents, but only to the extent such breach or Event of Default results from the matters expressly waived pursuant to clauses (a) and (b) above or the treatment of such initial issuance as a Variable Rate Transaction; provided, however, that nothing in this clause (c), or elsewhere in this Consent, shall waive, release, cure, satisfy, discharge or otherwise affect any breach, Event of Default, Default Premium, Default Dividend, liquidated damages, damages, claim, right or remedy arising from (i) any act, omission, event or circumstance occurring prior to the date hereof other than the specific initial issuance of the Series E Preferred expressly consented to herein, whether or not related to the Series E Preferred or the Series E Documents, (ii) any failure by the Company to perform or comply with any obligation under the Series D Certificate, the Series D SPA or any other Series D Document, (iii) any subsequent action, omission, issuance, conversion, exercise, amendment, modification, transaction, performance or nonperformance relating to the Series E Preferred or the Series E Documents, or (iv) any separate or independent breach or Event of Default arising from the same facts or circumstances as the matters expressly waived herein but not itself expressly waived pursuant to this Section 2.

In addition, the Consenting Holders, constituting the Series D Majority Holders, waive, pursuant to Section 18 of the Series D Certificate and as to all shares of Series D Preferred Stock and all holders thereof, solely the specific matters expressly described in clause (c) above. For the avoidance of doubt, such waiver is limited to the specific initial issuance and related matters expressly identified herein and shall not constitute a waiver of any other existing, prior or future breach, Event of Default, Default Premium, Default Dividend, liquidated damages, damages, claim, right or remedy under the Series D Certificate, the Series D SPA or any other Series D Document. All such rights, claims, remedies and entitlements are expressly reserved.

3. Registration Rights. The Company shall not register, and the holder of the Series E Preferred agrees that it shall not require the Company to register, the resale of the Class A Common Stock issuable upon conversion of the Series E Preferred until the earlier of (i) such time as all shares of Series D Preferred have been converted or otherwise cease to be outstanding or (ii) such time as a registration statement covering the resale of all Conversion Shares issuable upon conversion of the Series D Preferred has been declared effective by the Commission and the Required Stockholder Approvals (as defined in the Series D Documents) have been obtained, following which such holder may require the Company to file a registration statement to register such resale of the Series E Preferred and the Series E Conversion Shares in accordance with the Series E Documents. The Consenting Holders, constituting Holders of at least 50.1% of the Registrable Securities under the Series D RRA, consent under Sections 6.2 and 6.5 of the Series D RRA to the Company registering the resale of the Series E Preferred and the Series E Conversion Shares as set forth in this Section 3. For the avoidance of doubt, notwithstanding the foregoing consent, the Company shall not file or amend any registration statement to register the resale of any Series E Conversion Shares, whether separately or together with the Series D Conversion Shares, unless and until (i) all shares of Class A Common Stock underlying the Series D Preferred have been registered for resale pursuant to a registration statement declared effective by the Commission and (ii) the Required Stockholder Approvals have been obtained.

4. Conversion Limitation. Notwithstanding anything to the contrary contained in the Series E Certificate of Designation, the Series E Preferred Stock shall not be convertible, and the Company shall not effect any conversion of the Series E Preferred Stock, in whole or in part, until the earlier of (i) such time that all shares of Series D Preferred Stock have been converted, redeemed, repurchased, cancelled or otherwise cease to be outstanding, or (ii) the date on which a registration statement covering the resale of all Conversion Shares issuable upon conversion of the Series D Preferred has been declared effective by the Commission and the Required Stockholder Approvals have been obtained. For the avoidance of doubt, this restriction shall apply irrespective of the satisfaction or occurrence of any other condition, event or circumstance. Any purported conversion of Series E Preferred in violation of this provision shall be null and void ab initio and shall have no force or effect.

5. No Consideration. No consideration has been offered or paid to any Consenting Holder for this Consent, and this Consent has been requested from all holders of Series D Preferred on the same terms.

6. Series E Holder Consent and Waiver. As an express condition precedent to the effectiveness of this Consent and the transactions contemplated hereby, by its signature below, the holder of Series E Preferred irrevocably:

(i) consents to the registration and conversion limitations set forth in Sections 3 and 4 of this Consent;

(ii) acknowledges and agrees that the adoption, execution, delivery, effectiveness, enforcement or operation of this Consent and the imposition or enforcement of the foregoing conversion restriction shall not constitute or give rise to any breach, default, Event of Default, redemption event, repurchase event, adjustment event, registration failure, liquidated damages or other payment obligation, or other triggering event under the Series E Certificate of Designation or any Series E Document; and

(iii) covenants not to assert, commence, maintain or pursue any claim, action, proceeding or other remedy based upon or arising out of any such matter set forth in clauses (i) and (ii).

For the avoidance of doubt, the foregoing waiver shall apply notwithstanding any provision of the Series E Certificate of Designation or any Series E Document that could otherwise be construed to provide the holder of Series E Preferred Stock with any right, remedy, payment, adjustment or other entitlement as a consequence of the matters described in clauses (i) and (ii). Except as expressly set forth in clauses (i) through (iii), all rights of the holders of Series E Preferred under the Series E Documents are reserved, including the right to vote the Series E Preferred on an “as converted” basis, convert the Series E Preferred into Series E Conversion Shares as permitted by Section 4 and to require registration as permitted by Section 3.

7. Third-Party Beneficiary; Irrevocability. J.J. Astor is an express third-party beneficiary of this Consent and may enforce it directly. This Consent is irrevocable and binds each Consenting Holder and its successors and assigns, including any transferee of Series D Preferred. Notwithstanding anything herein to the contrary, nothing in this Consent shall (i) require the holder of the Series E Preferred to make any representation or warranty, (ii) subject the holder of the Series E Preferred to any penalty, or (iii) restrict or direct the voting of any securities held by the holder of the Series E Preferred or its affiliates.

8. Reservation of Rights; No Other Waiver. Except solely with respect to the specific matters expressly consented to or waived pursuant to this Consent, nothing contained herein shall constitute, or be deemed to constitute, a waiver, amendment, modification, release, cure, satisfaction or discharge of any right, claim, remedy, entitlement, obligation, covenant, condition, deadline or requirement arising under the Series D Certificate, the Series D SPA, the Series D RRA, the ELOC or any other Series D Document. Without limiting the foregoing, the Consenting Holders expressly retain and reserve all rights with respect to (i) any filing deadline, effectiveness deadline, registration obligation or related liquidated damages, interest or other remedy under the Series D RRA or any other Series D Document, (ii) any requirement to obtain stockholder approval or to call, notice, convene or hold any stockholder meeting within any required period, including any obligation to seek or obtain the Required Stockholder Approvals, (iii) any most-favored-nation, equal-treatment, participation or similar right, except only to the extent expressly waived herein solely with respect to the Series E Preferred and the Series E Documents, and (iv) the occurrence, declaration, enforcement and exercise of any present or future Event of Default, breach, default, Default Premium, Default Dividend, liquidated damages, damages or other right or remedy under the Series D Certificate or any other Series D Document.

For the avoidance of doubt, no consent, waiver or approval granted herein shall (A) toll, extend, reset or otherwise modify any filing, effectiveness, stockholder approval, meeting or other contractual deadline, (B) prevent any existing or future breach or Event of Default from arising in accordance with the terms of the applicable Series D Documents, (C) limit the right of any Holder to declare, assert or enforce any such breach or Event of Default or any remedy arising therefrom, or (D) constitute a course of dealing, course of performance or other basis for implying any waiver of any right not expressly waived herein. All rights and remedies not expressly waived herein are expressly reserved.

9. Miscellaneous. Nevada law governs. Counterparts and electronic signatures are permitted. Except as expressly provided, the Series D Documents remain in full force and effect.

[Signature pages follow]

CONSENTING HOLDER SIGNATURE PAGES

IN WITNESS WHEREOF, each undersigned Consenting Holder has executed this Consent, Waiver and Ratification of Holders of Series D Convertible Preferred Stock of Boxlight Corporation as of the date set forth below.

CONSENTING HOLDER:

Name of Holder:
Secure Net Capital
Number of shares of Series D Preferred held:
616,444
Signature:	/s/ Alois Rubenbauer
Name:	Alois Rubenbauer
Title:	Manager
Date:	10/09/2026

CONSENTING HOLDER:

Name of Holder:
ClearThink Capital Partners
Number of shares of Series D Preferred held:
62,500
Signature:	/s/ Brian Loper
Name:	Brian Loper
Title:	Partner
Date:	10/09/2026

CONSENTING HOLDER:

Name of Holder:
Shakawe Capital LLC
Number of shares of Series D Preferred held:
241,402
Signature:	/s/ Dmitriy Shapiro
Name:	Dmitriy Shapiro
Title:	Managing Partner
Date:	10/09/2026

[Consenting Holder Signature Page to Consent, Waiver and Ratification of Holders of Series D Convertible Preferred Stock]

ACKNOWLEDGMENT

Acknowledged and agreed as of the date first written above:

BOXLIGHT CORPORATION

By:	/s/ Jennifer Grabow
Name:	Jennifer Grabow
Title:	Interim Chief Financial Officer

J.J. ASTOR & CO.

By:	/s/ Michael Pope
Name:	Michael Pope
Title:	Chief Executive Officer

[Acknowledgment Signature Page to Consent, Waiver and Ratification of Holders of Series D Convertible Preferred Stock]

5